Exhibit 99.1

FOR IMMEDIATE RELEASE

RCS Capital Corporation Announces Agreement with JMP Securities to Distribute Securities Offerings through Cetera Financial Group,
RCAP’s Leading Independent Retail Advice Platform

Agreement Broadens RCAP’s Suite of Product Offerings
to over two million Retail Investors

New York, New York, October 16, 2014 – RCS Capital Corporation (“RCAP”) (NYSE: RCAP), Realty Capital Securities, LLC, a FINRA-member broker-dealer subsidiary of RCAP, and JMP Securities LLC (“JMP”), the investment banking and capital markets division of JMP Group Inc. (NYSE: JMP), announced today an agreement that provides the over 9,700 financial advisors at Cetera Financial Group, RCAP’s retail advice platform, the opportunity to participate in initial public offerings (“IPOs”) and other securities offerings underwritten by JMP. The agreement expands JMP’s retail investor network to include RCAP’s over two million retail brokerage customers through more than 9,700 financial advisors nationwide.

“We are excited about this arrangement with JMP and the opportunity it provides to significantly expand RCAP’s menu of investment offerings for our clients,” said Michael Weil, RCAP’s Chief Executive Officer. “This agreement marks an important step as we continue leveraging our scale to offer our clients a more diverse suite of investment solutions, including increased access to the IPO market and follow-on offerings, typically only available to larger institutional investors. We remain committed to growing RCAP’s scope and depth of services by working with JMP to bring our clients compelling and differentiated securities offerings.”

Lawrence “Larry” Roth, Chief Executive Officer of Cetera Financial Group, commented, “Our relationship with JMP demonstrates our continuing commitment to capitalize on external opportunities in order to provide our retail investors with an excellent series of choices from among a diverse portfolio of investment solutions. We look forward to delivering previously inaccessible offerings to our customers and further strengthening RCAP’s industry leading platform in the retail advisory space.”

About RCAP

RCS Capital Corporation (NYSE: RCAP) is a full-service investment firm expressly focused on the individual retail investor. With operating subsidiaries including retail advice services, wholesale distribution, investment banking, capital markets, investment research, investment management and crowdfunding, RCAP’s business is designed to capitalize, support, grow and maximize value for the investment programs it distributes and the independent advisors and clients it serves. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

About Cetera Financial Group

Cetera Financial Group is the retail advice platform of RCS Capital Corporation (NYSE: RCAP). Comprised of Cetera Advisors LLC, Cetera Advisor Networks LLC, Cetera Financial Specialists LLC, Cetera Investment Services LLC (marketed as Cetera Financial Institutions), First Allied Securities, Investors Capital, J.P. Turner and Company, The Legend Group, Summit Brokerage Services, along with VSR Financial and Girard Securities following the close of their acquisitions by RCAP, the platform is the second largest independent financial advisor network in the nation by number of advisors, as well as a leading provider of retail services to the investment programs of banks and credit unions. It delivers award-winning wealth management and advisory platforms, comprehensive broker-dealer and registered investment adviser services, and innovative technology to over 9,700 independent financial professionals and approximately 500 financial institutions nationwide. Through its distinct firms, Cetera offers the benefits of a large, established and well-capitalized broker-dealer and registered investment adviser, while serving independent and institutions-based financial advisors in a way that is customized to their unique needs and aspirations. Cetera is committed to helping advisors grow their businesses and strengthen their relationships with clients.

Forward-Looking Statements

The statements in this press release include statements regarding the intent, belief or current expectations of RCAP and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including RCAP’s ability to integrate businesses acquired in recent and pending acquisitions into its existing businesses. Additional factors that may affect future results are contained in RCAP’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Media Inquiries:	Investor Inquiries:

Anthony J. DeFazio SVP of Public Relations DDCworks tdefazio@ddcworks.com (484) 342-3600	Andrew G. Backman Managing Director Investor Relations and Public Relations RCS Capital Corporation ABackman@rcscapital.com (917) 475-2135	Brian D. Jones Chief Financial Officer RCS Capital Corporation BJones@rcscapital.com (646) 937-6903